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                                                                   EXHIBIT 23(j)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 8, 1999, accompanying the October 8, 1999 financial statements of the Investors Capital Twenty Fund (one of the funds constituting the Investors Capital Funds) which are incorporated by reference in Part B of the Pre-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
October 13, 1999